Exhibit 26(h)(1)(e)

                   Amendment No. 4 to Participation Agreement
                    as of May 1, 2007, by and among Franklin
                      Templeton Variable Insurance Products
                    Trust, Franklin Templeton Distributor's,
                    Inc., Phoenix Life Insurance Company, PHL
                     Variable Insurance Company, and Phoenix
                           Equity Planning Corporation

                   AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT
                               As of May 1, 2007
                                  by and among
              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                         PHL Variable Insurance Company
                         Phoenix Life Insurance Company
                      Phoenix Equity Planning Corporation

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), and Phoenix Life Insurance Company and PHL Variable Insurance Company ("you"), on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000, and amended as of the same date and subsequently amended as of May 3, 2004 and May 1, 2006 (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment"). Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                               A M E N D M E N T
                               -----------------

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Phoenix Life and Annuity Company is hereby added as a party to the Agreement (the "Company").

2. Section 1 and Section 2.2.1 are hereby each amended to reflect that Franklin Templeton Variable Insurance Products Trust (the "Trust") is organized as a statutory trust under the laws of the State of Delaware.

3. Section 3.1.3 is amended and restated in its entirety as follows: "3.1.3 We agree that shares of the Trust will be sold only to: (i) life insurance companies which have entered into fund participation agreements with the Trust ("Participating Insurance Companies") and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order; and (ii) investment companies in the form of funds of funds. No shares of any Portfolio will be sold to the general public."

4. Section 5.2 is amended and restated in its entirety as follows:

"5.2 If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares owned by subaccounts for which no instructions have been received from Contract owners in the same proportion as Trust shares of such Portfolio for which instructions have been received from Contract owners; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law."

5. Section 6.2 is amended and restated in its entirety as follows:

"6.2 You shall furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively "Disclosure Documents"), as well as any report, solicitation for voting instructions, Sales literature or other Promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to its first use. You shall furnish, or shall cause to be furnished, to us or our designee each piece of Sales literature or other Promotional material in which the Trust or an Adviser is named or the name "Franklin Templeton Founding Investment Strategy" is used, at least fifteen (15) Business Days prior to its proposed use. No such material shall be used unless we or our designee approve such material and its proposed use."

6. Section 6.5 is amended and restated in its entirety as follows:

"6.5 Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks "Franklin" or "Templeton" or any logo or other trademark relating to the Trust or the Underwriter without prior written consent. You may use the name "Franklin Templeton Founding Investment Strategy" in conjunction with your asset allocation program which utilizes funds of the Trust or funds affiliated with the Trust as investment options, provided that such use shall be subject to the requirements of Section
6.2 for Sales literature or other Promotional material. Upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practical."

7. Schedules A, B, C, D and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C, D and G attached hereto, respectively.

8. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


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

This Amendment is executed effective as of May 1, 2007.

THE TRUST:

ONLY ON BEHALF OF EACH                  FRANKLIN TEMPLETON VARIABLE
PORTFOLIO LISTED ON                     INSURANCE PRODUCTS TRUST
SCHEDULE C HEREOF

                                        By: /s/ Karen L. Skidmore
                                        -------------------------------------
                                        Name: Karen L. Skidmore
                                        Title: Vice President

THE UNDERWRITER:                        THE DISTRIBUTOR:

FRANKLIN/TEMPLETON DISTRIBUTORS,        PHOENIX EQUITY PLANNING CORPORATION
INC.

By: /s/ Thomas M. Regner                By: /s/ John H. Beers
---------------------------------       -------------------------------------
Name: Thomas Regner                     Name: John H. Beers
Title: Senior Vice President            Title: Vice President and Secretary

THE COMPANY:

PHOENIX LIFE INSURANCE COMPANY          PHOENIX LIFE AND ANNUITY COMPANY
By: /s/ Gina Collopy O'Connell          By: /s/ Gina Collopy O'Connell
---------------------------------       -------------------------------------
Name: Gina Collopy O'Connell            Name: Gina Collopy O'Connell
Title: Senior Vice President            Title: Senior Vice President


                                        PHL VARIABLE INSURANCE COMPANY
                                        By: /s/ Gina Collopy O'Connell
                                        -------------------------------------
                                        Name: Gina Collopy O'Connell
                                        Title: Senior Vice President



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


                                   SCHEDULE A

                        THE COMPANY AND ITS DISTRIBUTOR

THE COMPANY

Phoenix Life Insurance Company
One American Row
Hartford, CT 06103-2899

A life insurance company domiciled under New York law.

PHL Variable Insurance Company
One American Row
Hartford, CT 06103-2899

A life insurance company organized under Connecticut law.

Phoenix Life and Annuity Company
One American Row
Hartford, CT 06103-2899

A life insurance company domiciled under Connecticut law.

THE DISTRIBUTOR

Phoenix Equity Planning Corporation
One American Row
Hartford, Connecticut 06103-2899

A corporation organized under Connecticut law.



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

SCHEDULE B

ACCOUNTS OF THE COMPANY

NAME OF ACCOUNT                                 SEC REGISTRATION
---------------                                       YES/NO
                                                ----------------

Phoenix Life Variable Accumulation Account             Yes
Phoenix Life Variable Universal Life Account           Yes
PHL Variable Accumulation Account                      Yes
PHL Variable Universal Life Account                    Yes
Phoenix Life and Annuity Variable Universal Life       Yes
Account


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


SCHEDULE C

AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

1. Franklin Income Securities Fund - Class 2
2. Mutual Shares Securities Fund - Class 2
3. Templeton Developing Markets Securities Fund - Class 2
4. Templeton Foreign Securities Fund - Class 2
5. Templeton Global Asset Allocation Fund - Class 2
6. Templeton Growth Securities Fund - Class 2
7. Franklin Flex Cap Growth Securities Fund - Class 2

                                   SCHEDULE D

                            CONTRACTS OF THE COMPANY

PHOENIX LIFE VARIABLE ACCUMULATION ACCOUNT             PHOENIX LIFE VARIABLE UNIVERSAL LIFE ACCOUNT
o Big Edge                                             o The Phoenix Edge(R)
o The Big Edge Plus(R)                                 o The Phoenix Edge(R) - SPVL
o Group Strategic Edge(R)                              o Flex Edge Success
o The Big Edge Choice(R) for NY                        o Joint Edge(R)
o Templeton Investment Plus                            o Flex Edge
o The Phoenix Edge(R) - VA for NY                      o Individual Edge(R)
o Phoenix Spectrum Edge(R)                             o Estate Edge(R)
o Retirement Planner's Edge                            o Estate Strategies
o Freedom Edge(R)                                      o Corporate Edge
o Phoenix Income Choice(R)                             o Executive Benefit VUL
o Phoenix Investor's Edge(R)                           o Phoenix Executive VUL(R)
o Phoenix Asset Manager                                o Phoenix Express VUL(SM)
o Phoenix Dimensions(SM)                               o Variable Insurance Additions


PHL VARIABLE ACCUMULATION ACCOUNT                      PHLVIC VARIABLE UNIVERSAL LIFE ACCOUNT
o The Big Edge Choice(R)                               o Flex Edge Success(R)
o The Phoenix Edge(R)-VA                               o The Phoenix Edge(R) -SVUL
o Phoenix Spectrum Edge(R)                             o The Phoenix Edge(R) -VUL
o Retirement Planner's Edge                            o Phoenix Express VUL(SM)
o Freedom Edge(R)
o Phoenix Premium Edge(R)                              o Phoenix Life and Annuity Variable UniversaL
                                                         Life Account
o Phoenix Income Choice(R)
o Phoenix Investor's Edge(R)
o Phoenix Asset Manager
o Phoenix Dimensions(SM)

                                   SCHEDULE G

                             ADDRESSES FOR NOTICES

To the Company:                    Phoenix Life Insurance Company
                                   PHL Variable Insurance Company
                                   Phoenix Life and Annuity Company
                                   One American Row
                                   Hartford, CT 06103-2899
                                   Attention: John H. Beers, Vice President

With a copy to:                    Phoenix Life Insurance Company
                                   PHL Variable Insurance Company
                                   One American Row
                                   Hartford, CT 06103-2899
                                   Attention: Jeanie Gagnon,
                                   Second Vice President

To the Distributor:                Phoenix Equity Planning Corporation
                                   One American Row
                                   Hartford, Connecticut 06103-2899
                                   Attention: John H. Beers,
                                   Vice President and Secretary

To the Trust:                      Franklin Templeton Variable Insurance
                                   Products Trust
                                   One Franklin Parkway, Bldg. 920 2nd Floor
                                   San Mateo, California 94403
                                   Attention: Karen L. Skidmore, Vice President

To the Underwriter:                Franklin/Templeton Distributors, Inc.
                                   140 Fountain Parkway, 8th Floor
                                   St. Petersburg, FL 33716
                                   Attention: Peter Jones, President

If to the Trust or Underwriter
  With a copy to:                  Franklin Templeton Investments
                                   One Franklin Parkway, Bldg. 920 2nd Floor
                                   San Mateo, California 94403
                                   Attention: General Counsel


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